EXHIBIT 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Indiana United Bancorp (No. 33-45395) of our report, dated January 30, 2002, on the consolidated financial statements of Indiana United Bancorp as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001.


                                              /s/ Crowe, Chizek and Company LLP

Indianapolis, Indiana
March 25, 2002